Exhibit 99.B.h.(vii)

AMENDMENT TO FUND ACCOUNTING AGREEMENT

Effective:  January 1, 2011

The Fund Accounting Agreement dated May 1, 2002 by and between HARTFORD HLS SERIES FUND II, INC., HARTFORD LIFE INSURANCE COMPANY and HL INVESTMENT ADVISORS, LLC is hereby amended to restate Schedule C as attached hereto.

HARTFORD HLS SERIES FUND II, INC.

/s/Tamara L. Fagely
Name: Tamara L. Fagely
Title: Vice President, Treasurer and Controller

HARTFORD LIFE INSURANCE COMPANY

/s/Tamara L. Fagely
Name: Tamara L. Fagely
Title: Vice President

HL INVESTMENT ADVISORS, LLC

/s/James Davey
Name: James Davey
Title: President

HSF 2, Inc.

SCHEDULE C

To the Fund Accounting Agreement

HARTFORD HLS SERIES FUND II, INC.

Annual Fee Calculated at the following annual rate based on the Aggregate Fund Net Assets:

Small/MidCap Equity HLS Fund

Average Daily Net Assets	Annual Fee
On first $5 billion	0.014%
On next $5 billion	0.012%
Over $10 billion	0.010%

SmallCap Growth HLS Fund and U.S. Government Securities HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.012%
Over $5 billion	0.010%

Growth Opportunities HLS Fund

Average Daily Net Assets	Annual Fee
All assets	0.010%